EXHIBIT 99.1

HealthTronics Reports Record Revenues for Second Quarter

  -- Lithotripsy procedures grow 11.6% from prior year
  -- Prostate treatment revenues increase 63.6%

MARIETTA, Ga., Aug. 5, 2004 (PRIMEZONE) -- HealthTronics Surgical Services, Inc. (Nasdaq:HTRN), a leading device manufacturer and provider of minimally invasive urologic and orthopaedic services, today announced financial results for the second quarter ended June 30, 2004.

Revenues for the second quarter increased 17.7% to $25.3 million from $21.5 million for the same period a year ago. Net income for the second quarter totaled $226 thousand, or $0.02 per share, compared with $698 thousand for the comparable period last year. The expected decline in net income was a result of several factors, including an increase in minority interest expense related to the Company's re-syndication of several key lithotripsy partnerships during 2003 and the expected dilution from the HMT Holding acquisition completed in March 2004.

Revenues for the first six months of 2004 increased 16.1% to $49.1 million from $42.3 million for the comparable period last year. Net income for the first six months ended June 30, 2004 was $575 thousand, compared to $2.8 million for the first six months of 2003. Included in the 2003 net income was a $1.3 million after tax gain on sale of investment interest generated by the Company's planned re-syndication of several of its lithotripsy partnerships.

"HealthTronics' core businesses continued to perform well in the second quarter," said Martin McGahan, President and COO. "We experienced ongoing growth in our core lithotripsy business, we continued to show progress in treatment of benign and cancerous prostate conditions, and our orthopaedic business performed according to expectations."

Lithotripsy Operations

HealthTronics' lithotripsy procedures increased 11.6% during the second quarter of 2004 over the second quarter of 2003. Strong growth continued as a result of both same-store growth (growth within existing partnerships) and from new operations. HealthTronics' lithotripsy procedures for the second quarter of 2004 and the second quarter of 2003 were as follows:

                       For the three months ended June 30,
                                2004             2003
                                ----             ----
 Consolidated                  6,616            5,972
 Unconsolidated                3,229            2,848
                               -----            -----
 Total                         9,845            8,820

Lithotripsy revenue for the quarter was $14.7 million compared to $13.7 million for the comparable period last year, an increase of 7.3%. The slower growth rate in revenues versus procedures is a result of the Company performing more wholesale procedures this year than last. Newer partnerships perform wholesale procedures and one of the Company's larger partnerships switched from retail to wholesale at the beginning of the year. Under the wholesale billing model, the Company charges a fee to the hospital or surgery center at which the treatment is performed. Under the retail billing model, HealthTronics charges the patient's insurer, HMO or other responsible party, and pays a fee to the health care facility for access to its premises. Overall, the Company has seen no significant change in either wholesale or retail pricing.

Lithotripsy revenue for the first six months of 2004 was $28.8 million compared to $27.0 million for the comparable period last year.

Orthopaedic Operations

HealthTronics performed 1,978 orthopaedic procedures during the second quarter, a 0.6% increase over the 1,967 procedures performed during the second quarter of 2003. Revenues for the orthopaedic extracorporeal shock wave surgery business during the second quarter increased 2.2% to $4.6 million from $4.5 million in the comparable quarter of 2003.

Manufacturing, Sales and Service Operations

Revenue from the equipment sales and service division was $4.3 million during the second quarter, a 95.5% increase over the $2.2 million during the second quarter of 2003. Revenues from the HMT subsidiary contributed $1.9 million of the total sales for the quarter -- the first full quarter of operations including HMT.

The expected dilution of the acquisition resulted in part from the elimination of sales recognized between HMT and HealthTronics.

Other Operations

The Company's prostate treatment business continued to show solid growth during the second quarter. The Company performed 1,030 procedures on either benign or cancerous prostate conditions during the quarter, an increase of 27.8% over the 806 procedures performed during the comparable quarter last year. Revenues for prostate treatments rose 63.6% to $1.8 million from the $1.1 million in the second quarter of last year.

HealthTronics also made progress in establishing several clinical testing sites for the commencement of clinical trials with High Intensity Focused Ultrasound ("HIFU") which should begin next year. HealthTronics continues to believe that, upon approval by the FDA, HIFU has the potential to play an important role in the treatment of prostate cancer and can be a clinically effective and cost efficient alternative. The Company anticipates that the HIFU FDA clinical review and application process could take from three to five years.

Other Developments

As reported, HealthTronics and Prime Medical Services Inc. reached a definitive agreement in June to merge, and on August 4, 2004 announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 had expired for the proposed transaction.

On July 2, 2004, HealthTronics filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (SEC), which is available on the SEC's web site. This document is currently under review by the SEC. When the comment and response process has concluded, the finalized joint proxy statement/prospectus contained in the Form S-4 will be sent to both companies' stockholders in connection with the stockholder meetings that will be held to vote on the transaction. It is anticipated that the closing of the merger would occur promptly after these meetings, assuming both companies' stockholders approve the merger. The companies currently anticipate closing the merger in late September or early October of 2004.

Conference Call

A conference call for the investment community will be held today, August 5, at 10:30 a.m. EDT. The conference call will be webcast live and can be accessed via HealthTronics' website at http://www.healthtronics.com. Go to the Investor Relations page and follow the link for the broadcast. An online archive of the conference call will be available on the website for approximately thirty days. Individuals who wish to participate in the conference call may dial in at 1-877-323-2091 using the conference code "Q2 Earnings Release".

About HealthTronics Surgical Services

HealthTronics Surgical Services, Inc. is one of the nation's leading providers of non-invasive and minimally invasive medical devices and surgical services for certain urologic and orthopaedic conditions. The Company provides technical and administrative services to physicians, hospitals and ambulatory surgery centers using extracorporeal shock wave devices. The two primary services offered by HealthTronics are lithotripsy extracorporeal shock wave treatment, which is a procedure for treating kidney stones in a non-invasive manner, and Orthotripsy(r) extracorporeal shock wave surgery, which is a procedure for treating orthopaedic soft tissue disorders in a non-invasive manner. The two primary medical devices manufactured by the Company's HMT subsidiary are the LithoDiamond(r) and the OssaTron(r). The Company has operations throughout the United States and worldwide. More information about HealthTronics Surgical Services can be found at the Company's website, www.healthtronics.com.

Safe Harbor

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of HealthTronics Surgical Services to be materially different from any future results, performance or achievements express or implied by such forward-looking statements. As always, these expectations and projections are based on currently available competitive, financial, and economic data, along with operating plans, and are subject to future events and uncertainties. Among the events and uncertainties which could adversely affect future periods are: inability to establish or maintain relationships with physicians and hospitals; health care regulatory developments that prevent certain transactions with health care professionals or facilities; inability of the Company or health care providers to obtain reimbursement for use of the Company's current or future products; competition or technological change that impacts the market for the Company's products; difficulty integrating HMT and realizing projected cost savings; unanticipated regulatory and clinical costs related to FDA approval of HIFU; and difficulty in managing the Company's growth. Additional factors that might cause such a difference, include, but are not limited to those discussed in the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and in subsequent documents filed by HealthTronics Surgical Services with the Securities and Exchange Commission.

                            Three Months Ended   Six Months Ended
                                 June 30,            June 30,
                             2004      2003      2004      2003
                             ----      ----      ----      ----
                         (000's omitted, except per share amounts)

 Revenues                  $25,334   $21,455   $49,074   $42,343
 Net income                $   226   $   698   $   575   $ 2,827

 Weighted average common
   shares outstanding:

       Basic                12,386    11,539    12,100    11,434
       Diluted              12,470    11,842    12,143    11,715

 Net income per common
   share:

       Basic               $  0.02   $  0.06   $  0.05   $  0.25
       Diluted             $  0.02   $  0.06   $  0.05   $  0.24

                             CONSOLIDATED STATEMENTS OF INCOME
                                      (000's omitted)

                          Three months ended       Six months ended
                               June 30,                 June 30,

                           2004        2003        2004        2003
                         --------    --------    --------    --------

 Net revenue             $ 25,334    $ 21,455    $ 49,074    $ 42,343
 Cost of devices,
  service parts and
  consumables               4,933       4,553       9,906       8,813
 Salaries, general and
  administrative
  expenses                 13,066       9,792      24,417      19,372
 Depreciation and
  amortization              1,498       1,424       3,060       2,804
                         --------    --------    --------    --------
                            5,837       5,686      11,691      11,354

 Equity in earnings of
  unconsolidated
  partnerships                160         221         489         479
 Partnership
  distributions from
  cost based
  investments                 174         160         376         278
 Gain on sale of
  investment interest          10         142         255       2,216
 Gain on sale of
  property and
  equipment                    94           9         240          15
 Interest expense            (518)       (511)     (1,106)     (1,044)
 Interest income               94          40         109          75
                         --------    --------    --------    --------
 Income before minority
  interest
  and income taxes          5,851       5,747      12,054      13,373
 Minority interest         (4,999)     (4,600)    (10,549)     (8,729)
                         --------    --------    --------    --------
 Income before income
  taxes                       852       1,147       1,505       4,644
 Provision for income
  taxes                      (626)       (449)       (930)     (1,817)
                         --------    --------    --------    --------
 Net income              $    226    $    698    $    575    $  2,827
                         ========    ========    ========    ========
 Income per common share:
    Basic                $   0.02    $   0.06    $   0.05    $   0.25
                         ========    ========    ========    ========
    Diluted              $   0.02    $   0.06    $   0.05    $   0.24
                         ========    ========    ========    ========
 Weighted average common
  shares outstanding:

    Basic                  12,386      11,539      12,100      11,434
                         ========    ========    ========    ========
    Diluted                12,470      11,842      12,143      11,715
                         ========    ========    ========    ========

                          For the Three Months Ended June 30, 2004
                                     (000's omitted)

                                         Manufacturing
                                            Sales &
                   Lithotripsy Orthotripsy Service    Other     Total
                   ---------------------------------------------------
 Net revenue from
  segment             $ 15,054  $  4,559  $  7,754  $  1,836  $ 29,203
 Less intersegment
  revenue                  386        --     3,483        --     3,869
                      --------  --------  --------  --------  --------
 Total consolidated
  net revenues by
  Segment             $ 14,668  $  4,559  $  4,271  $  1,836  $ 25,334
                      ========  ========  ========  ========  ========

 Segment depreciation
  and Amortization    $    816  $    460  $     32  $    164  $  1,472
 Plus unallocated
  depreciation and
  Amortization                                                      26
                                                              --------
 Total consolidated
  depreciation and
  Amortization                                                $  1,498
                                                              ========

 Equity in earnings
  of unconsolidated
  Entities            $    160  $     --  $     --  $     --  $    160
                                                              ========

 Segment income
  (loss) before
  income Taxes        $  2,672  $    (99) $   (350) $      3  $  2,226
                      ========  ========  ========  ========

 Less unallocated
  corporate
  expenses                                                     (1,374)
                                                              --------
 Total consolidated
  income before
  income taxes                                                $    852
                                                              ========

                         For the Three Months Ended June 30, 2003
                                       (000's omitted)

                                       Manufacturing
                                          Sales &
                  Lithotripsy Orthotripsy Service    Other     Total
                  ----------------------------------------------------
 Net revenue from
  segment            $ 14,002  $  4,463  $  3,018  $  1,099  $ 22,582
 Less intersegment
  revenue                 301        --       826        --     1,127
                     --------  --------  --------  --------  --------
 Total consolidated
  net revenues by
  Segment            $ 13,701  $  4,463  $  2,192  $  1,099  $ 21,455
                     ========  ========  ========  ========  ========

 Segment
  depreciation and
  Amortization       $    854  $    437  $      4  $     37  $  1,332
 Plus unallocated
  depreciation
  and Amortization                                                 92
                                                             --------
 Total consolidated
  depreciation and
  Amortization                                               $  1,424
                                                             ========

 Equity in earnings
  of unconsolidated
  Entities           $    221  $     --  $     --  $     --  $    221
                                                             ========

 Segment income
  (loss) before
  income Taxes       $  2,654  $   (130) $     47  $     31  $  2,602
                               ========  ========  ========  ========

 Less unallocated
  corporate expenses                                           (1,455)
                                                             --------
 Total consolidated
  income before
  income taxes                                               $  1,147
                                                             ========

                      For the Six Months Ended June 30, 2004
                                 (000's omitted)

                                        Manufacturing
                                           Sales &
                   Lithotripsy Orthotripsy Service    Other     Total
                   ---------------------------------------------------
 Net revenue from
  segment             $ 29,492  $  8,743  $ 12,813  $  3,733  $ 54,781
 Less intersegment
  revenue                  739        --     4,968        --     5,707
                      --------  --------  --------  --------  --------
 Total consolidated
  net revenues by
  Segment             $ 28,753  $  8,743  $  7,845  $  3,733  $ 49,074
                      ========  ========  ========  ========  ========

 Segment depreciation
  and Amortization    $  1,672  $    908  $    120  $    306  $  3,006

 Plus unallocated
  depreciation and
  Amortization                                                      54
                                                              --------
 Total consolidated
  depreciation and
  Amortization                                                $  3,060
                                                              ========

 Equity in earnings
  of unconsolidated
  Entities            $    489  $     --  $     --  $     --  $    489
                                                              ========

 Segment income (loss)
  before income Taxes $  4,659  $   (633) $   (288) $    288  $  4,026
                      ========  ========  ========  ========

 Less unallocated
  corporate expenses                                           (2,521)
                                                              --------
 Total consolidated
  income before
  income taxes                                                $  1,505
                                                              ========

                       For the Six Months Ended June 30, 2003
                                (000's omitted)

                                        Manufacturing
                                           Sales &
                   Lithotripsy Orthotripsy Service    Other     Total
                  ----------------------------------------------------
 Net revenue from
   segment            $ 27,541  $  8,599  $  6,042  $  2,285  $ 44,467
 Less intersegment
   revenue                 550        --     1,574        --     2,124
                      --------  --------  --------  --------  --------
 Total consolidated
   net revenues by
   Segment            $ 26,991  $  8,599  $  4,468  $  2,285  $ 42,343
                      ========  ========  ========  ========  ========

 Segment depreciation
   and Amortization   $  1,689  $    843  $      8  $     87  $  2,627
 Plus unallocated
   depreciation and
   Amortization                                                    177
                                                              --------
 Total consolidated
   depreciation and
   Amortization                                               $  2,804
                                                              ========

 Equity in earnings of
   unconsolidated
   Entities           $    479  $     --  $     --  $     --  $    479
                                                              ========

 Segment income (loss)
   before income
   Taxes              $  7,382  $   (243) $    140  $     95  $  7,374
                      ========  ========  ========  ========

 Less unallocated
   corporate expenses                                          (2,730)
                                                              --------
 Total consolidated
   income before
   income taxes                                               $  4,644
                                                              ========

 PROCEDURES PERFORMED

                       Q2, 2004      Q2, 2003
                       --------      --------
 Lithotripsy             9,845          8,820
 Orthopaedic ESWS        1,978          1,967
 Prostate Treatment      1,030            806

 -------------------------------

 Martin J. McGahan, President & COO

CONTACT:  HealthTronics Surgical Services, Inc.
          Martin J. McGahan
          President and Chief Operating Officer
          Phone:  (800) 464-3795
                  (770) 419-0691
          Fax:    (770) 419-9490
          Web Site:  www.healthtronics.com